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                                                                    EXHIBIT 23.5


MORGAN STANLEY

                                MORGAN STANLEY & CO.
                                INCORPORATED
                                1585 BROADWAY
                                NEW YORK, NEW YORK 10036
                                (212) 761-4000

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

October 31, 1995


Chemical Banking Corporation
270 Park Avenue
New York, NY  10017

Dear Sirs:

                 We hereby consent to the inclusion in the Registration Statement on Form S-4, relating to the proposed merger of Chase Manhattan Corporation with Chemical Banking Corporation, of our opinion letter appearing as Annex IV to the Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED


                                        By: /s/ Donald A. Moore, Jr.
                                           --------------------------------
                                        Donald A. Moore, Jr.
                                        Managing Director